EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Geron Corporation's 2002 Equity Incentive Plan our reports dated March 14, 2007, with respect to the consolidated financial statements of Geron Corporation, Geron Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Geron Corporation, included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst  & Young LLP

Palo Alto, California
July 27, 2007


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